As filed with the Securities and Exchange Commission on November 8, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHYSICIANS FORMULA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2844	20-0340099
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
or organization)	Classification Code Number)

1055 West 8th Street

Azusa, California 91702

Telephone: (626) 334-3395

Telecopy: (626) 812-9462

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph J. Jaeger

Chief Financial Officer

Physicians Formula Holdings, Inc.

1055 West 8th Street

Azusa, California 91702

Telephone: (626) 334-3395

Telecopy: (626) 334-8008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe	Thomas R. Brome
Kirkland & Ellis LLP	Cravath, Swaine & Moore LLP
200 East Randolph Drive	Worldwide Plaza
Chicago, Illinois 60601	825 Eighth Avenue
Telephone: (312) 861-2000	New York, New York 10019
Telephone: (212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  File No. 333-136913

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)(2)	Share (3)	Offering Price (1)(3)	Registration Fee
Common stock, par value $0.01 per share	1,437,500	$17.00	$24,437,500	$2,615

(1)  Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from selling stockholders.

(2)  The 1,437,500 shares being registered under this Registration Statement are in addition to the 7,187,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-136913).

(3)  Based on the public offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Physicians Formula Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-136913), initially filed by the Registrant on August 25, 2006 and declared effective by the Securities and Exchange Commission on November 8, 2006.  The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 1,250,000 shares and increasing by 187,500 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from certain selling stockholders.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-136913), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Physicians Formula Holdings, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Azusa, State of California on November 8, 2006.

PHYSICIANS FORMULA HOLDINGS, INC.

By:	/s/ JOSEPH J. JAEGER
Name: Joseph J. Jaeger
Title: Chief Financial Officer

*   *   *   *

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on November 8, 2006.

Signature	Title

*	Chief Executive Officer and Director (principal
Ingrid Jackel	executive officer)

/s/ JOSEPH J. JAEGER	Chief Financial Officer (principal financial and
Joseph J. Jaeger	accounting officer)

*	Director
Sonya T. Brown

*	Director
Craig D. Frances

*	Director
Claude Gros

*	Director
Walter G. Kortschak

*	Director
James A. Lawrence

*By:	/s/ JOSEPH J. JAEGER
Joseph J. Jaeger
Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-136913 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).